                                 AMENDMENT NO. 1
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

                        BERGER SMALL COMPANY GROWTH FUND
                 (A SERIES OF BERGER INVESTMENT PORTFOLIO TRUST)

         This AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT (the "Amendment") is made effective as of the 1st day of October, 1999, between BERGER LLC, a Nevada limited liability company, and BERGER INVESTMENT PORTFOLIO TRUST, a Delaware business trust (the "Trust"), with respect to the BERGER SMALL COMPANY GROWTH FUND (the "Fund"), a series of the Trust.

                                    RECITALS

         A. Berger Associates, Inc., and the Trust entered into that certain Administrative Services Agreement dated December 22, 1993 (the "Agreement"), setting forth the terms and conditions under which the Trust has appointed Berger Associates, Inc., to provide certain administrative services to the Fund.

         B. Effective September 30, 1999, Berger Associates, Inc., assigned and transferred all its rights, interests, duties and obligations, including its rights, interests, duties and obligations under the Agreement, to its subsidiary, Berger LLC, in an assignment and transfer approved by the Trustees of the Trust.

         C. Berger LLC and the Trust desire to set forth in this Amendment their mutual agreement that Berger LLC will continue to provide the services required by the Agreement, but without compensation or payment therefor.

                                    AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. ELIMINATION OF COMPENSATION. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

            "2. For its services under this Agreement, Berger LLC shall not be compensated or paid a fee."

         2. NO OTHER CHANGES. No changes to the Agreement are intended by the parties other than the changes reflected in Section 1 of this Amendment, and all other provisions of the Agreement are hereby confirmed.

         3. LIMITATION ON PERSONAL LIABILITY. NOTICE IS HEREBY GIVEN that the Trust is a business trust organized under the Delaware Business Trust Act pursuant to a Certificate of Trust filed in the office of the Secretary of State of the State of Delaware. All parties to this Amendment acknowledge and agree that the Trust is a series trust and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Trust generally or against the assets held with respect to any other series and further that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing.

         4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the Investment Company Act of 1940, as amended. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the Investment Company Act of 1940, as amended, the latter shall control.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

                                   BERGER LLC


                                   By: /s/  Jack R. Thompson
                                      ----------------------
                                      Jack R. Thompson
                                      President

                                   BERGER INVESTMENT PORTFOLIO TRUST,
                                   with respect to the series known as the
                                   BERGER SMALL COMPANY GROWTH FUND


                                   By: /s/  Jack R. Thompson
                                      ----------------------
                                      Jack R. Thompson
                                      President


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